Exhibit 10.14

Execution Version

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

[***] Certain information in this document has been excluded. Such excluded information is not material and is the type that the registrant treats as private or confidential.

Securitize Markets, LLC
535 5th Avenue
16th Floor
New York, NY 10017

January 24, 2024

BlackRock USD Institutional Digital Liquidity Fund, Ltd.

c/o BlackRock Financial Management, Inc.

50 Hudson Yards

New York, New York 10001

Ladies and Gentlemen:

BlackRock Financial Management, Inc. (the “Manager”) is the investment manager of BlackRock USD Institutional Digital Liquidity Fund, Ltd., a limited company incorporated under the laws of the British Virgin Islands (the “Fund”). This letter agreement sets forth the terms on which the Manager engages Securitize Markets, LLC (“SM”) in connection with the proposed investment in the Fund by any Target Investors (as defined herein). In connection therewith, the Manager, the Fund and SM have come to certain agreements, as set forth below:

1. Engagement; Scope of Services.

(a) Services. SM shall act as a non-exclusive placement agent and provide related client services in connection with current investments and future private placements of investments in the Fund (the “Interests”) targeting certain institutional investors who meet the eligibility criteria of the Fund as set forth in the Offering Material (as defined below) (“Target Investors”).

(b) Private Placement. SM and the Manager will conduct the private placement of the Interests in a transaction or series of transactions intended to be exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Company Act”). The Manager shall be responsible for all required disclosure within the Offering Material and shall include an appropriate legend for each jurisdiction in which the Fund may be sold.

(c) Website. The Interests will be offered and sold to Target Investors electronically through a website maintained by SM (the “Site”). In connection with the offering of Interests, SM will: (i) post the Offering Material on the Site; (ii) the Site will provide an electronic platform for the offer to, and the purchase by Target Investors of, the Interests; (iii) accept, record, confirm and reconfirm, if applicable, Target Investor subscriptions and redemptions; (iv) open accounts for eligible Target Investors with SM and other SM affiliates if necessary; (v) provide updates to the Manager regarding the offering of Interests; and (vi) to the extent necessary, have processes in place to issue Target Investor transaction confirmations and statements to Target Investors containing the terms of their investment.

(d) Subscriptions. Notwithstanding anything to the contrary herein, the Fund shall have the right to approve each investor before any Interests are sold to such investor. The Manager and the Fund reserve the right to reject any prospective investor’s subscription in the Fund in whole or in part for any reason or for no reason. For the avoidance of doubt, SM will have no authority to bind the Fund with respect to any prospective investor’s offer to purchase Interests.

(e) Ongoing Diligence. The Manager and the Fund will use reasonable efforts to cooperate in SM’s ongoing due diligence process regarding the Manager and the Fund, to the extent consistent with Manager’s and the Fund’s customary confidentiality policies.

2. Terms.

(a) Fee. As full and complete consideration for the services rendered hereunder, the Manager agrees to pay to SM a quarterly fee (the “Fee”) with respect to each Target Investor who is introduced to the Fund by SM in an amount equal to [***] of such Target Investor’s Average AUM with respect to each calendar quarter (i.e., [***] per annum). The “Average AUM” with respect to a Target Investor in respect of a calendar quarter shall be equal to the average daily NAV (as defined in the Memorandum) of such Target Investor’s Shares (as defined in the Memorandum) for such calendar quarter, as calculated by the Manager following the end of such calendar quarter. The Fee shall be payable quarterly by the Manager in arrears within [***] following the end of each calendar quarter. The Manager shall make a prepayment of the Fee to SM in an amount equal to [***] (the “Prepayment”) promptly following execution of this letter agreement. The Prepayment shall be credited against the first [***] of the Fee due to SM pursuant to this first sentence of this paragraph. Once the Prepayment is fully credited, the Manager shall pay any additional Fee amounts as they become due in accordance with the terms of this letter agreement. The Manager shall continue to pay Fee amounts to SM notwithstanding any termination of this letter agreement, except that it shall not have any obligation to pay, and shall not pay, the Fee if (i) SM has materially breached any of its representations, warranties and covenants hereunder and either the breach cannot be cured or, if the breach can be cured, it is not cured by SM within [***] days after SM’s receipt of written notice of such breach, (ii) SM has engaged in gross negligence, willful misconduct or malfeasance in the performance of its duties hereunder or (iii) a Bad Act has occurred with respect to SM or any Covered Person (as defined below) (each of the events described in clauses (i)-(iii), a “Cause Event”). In addition, and notwithstanding anything in this paragraph to the contrary, in the event (A) at any time a Target Investor introduced by SM to the Fund no longer holds any Shares (whether as a result of redeeming or transferring all of its Shares) and (B) such Target Investor subsequently acquires Shares following the time a placement agent or distributor other than SM refers or introduces the Fund to the Target Investor, then no Fee shall be payable by the Manager to SM with respect to such Target Investor.

(b) Rebate. In the event that the Manager agrees to pay to any Target Investor with respect to which the Manager is obligated to pay a Fee to SM all or any portion of the Unitary Fee (as defined in the Memorandum) that is paid by the Fund to the Manager with respect to such Target Investor (a “Rebate”), the Fee payable by the Manager to SM with respect to such Target Investor in respect of a calendar quarter shall be proportionately reduced (based on the percentage the amount of the Rebate for such calendar represents of the total amount of the Unitary Fee charged by the Fund with respect to such Target Investor for such calendar quarter). The Manager shall notify SM of any Rebate granted to any Target Investor who is introduced to the Fund by SM within [***] days of such Rebate being agreed upon, and the Fee adjustment described in this paragraph shall be reflected in the quarterly Fee calculation immediately following such notification.

(c) Wire Payments. The Manager agrees to wire payments in satisfaction of the Fee to SM pursuant to the wire instructions set forth on Exhibit A. SM may change the payment method and the payment recipients upon written notice.

3. Offering.

The Manager and SM agree as follows:

(a) Offering Material. The Manager agrees to furnish, or cause to be furnished, to SM, and SM agrees to furnish, or cause to be furnished, to the Target Investors, the private offering memorandum, as amended or supplemented from the time to time (the “Memorandum”), the constituent and formation documents of the Fund and all subsequent amendments thereto, the subscription documents, and sales and marketing materials for the Fund (collectively with the Memorandum, the “Offering Material”). The Manager agrees that SM may use the Offering Material in the marketing of the Fund. If the Offering Material is amended or supplemented, the Manager will promptly notify SM and furnish, or cause to be furnished, to SM such amendments or supplements. Upon written notice from the Manager that any part of the Offering Material has been withdrawn, amended, supplemented, or superseded, it will use its commercially reasonable efforts to cause its employees, and affiliates to promptly cease to circulate the withdrawn, amended, supplemented or superseded version of such information except, where applicable, with the appropriate supplement or disclosure, including by removing any withdrawn, amended, supplemented or superseded information from the Site. The Manager understands that SM (i) will not independently verify the accuracy or completeness of the Offering Material or make an independent appraisal of the Fund and (ii) does not assume responsibility for and may rely, without independent verification, on the accuracy of the Offering Material, in each case, excluding any information provided by SM to the Manager or the Fund for use in the Offering Material.

(b) SM shall not use or disseminate the Offering Material in any way which is unlawful, prohibited by any applicable securities rule or regulation or which is not in compliance with this letter agreement. SM shall not disseminate to any Target Investor or any other person, any other information regarding the Fund or referencing the Manager or any of its affiliates without the prior review and written approval of the Manager. SM acknowledges that no person is authorized to make any representations, whether written or oral, concerning the Fund and/or the Interests that are inconsistent with the Offering Material.

(c) SM will perform anti-money laundering, sanctions and know-your-customer screening of any Target Investor to, among other things, confirm the representations set forth in Paragraph 7(a).

4. Independent Contractor. This letter agreement contemplates and creates the relationship between the Manager and SM as that of an independent contractor, and not that of principal and agent, employer and employee, representative or partnership.

5. Term of the Agreement. This letter agreement shall be effective as of its date of acceptance by the Manager and shall remain in full force and effect, unless it is terminated in accordance with the remainder of this paragraph. The Manager shall have the right to terminate this letter agreement at any time by giving prior written notice of such termination to SM. SM shall have the right to terminate this letter agreement at any time upon [***] days’ prior written notice of termination to the Manager. If SM provides notice, in accordance with the preceding sentence, that it will terminate this letter agreement, it shall cooperate with, and provide reasonable assistance to, the Manager and the Fund, or such person as the Manager instructs and any successor placement agent, to facilitate and complete the transfer of SM’s duties to such successor placement agent. Notwithstanding any termination of this letter agreement, Paragraphs 2 (except to the extent that a Cause Event has occurred), 6, and 8 through 15 of this letter agreement shall survive such termination and remain operative and in full force and effect.

6. Indemnification.

(a) The Sponsor Entities. The Manager (the “Sponsor Entity”) shall, and/or may in its discretion cause the Fund or any affiliate to, indemnify and hold SM and its affiliates and their respective officers, directors, employees, agents and controlling persons (the “SM Indemnified Parties”) harmless from and against any and all third party losses, claims, damages, costs, liabilities or expenses (including reasonable attorney’s fees and expenses) to which SM may become subject in connection with SM’s performance of the services described herein resulting from the Manager’s or the Fund’s: (i) material breach of its representations, warranties and covenants hereunder; (ii) material breach of its obligations hereunder; or (iii) gross negligence, willful misconduct or malfeasance in the performance of its duties hereunder but not further or otherwise; provided, however, that the Sponsor Entities will not be liable in any such case if such loss, claim, damage, liability, cost or expense results from such SM Indemnified Person’s material breach of its representations, warranties and covenants hereunder, material breach of its obligations hereunder, gross negligence, willful misconduct or malfeasance in the performance of its obligations hereunder.

(b) SM. SM agrees to indemnify and hold the Manager, the Fund and the Manager’s affiliates, controlling persons (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), officers and employees (“Sponsor Indemnified Persons”) harmless from and against any and all third party losses, claims, damages, costs, liabilities or expenses (including reasonable attorney’s fees and expenses) to which a Fund or the Manager may become subject in connection with SM’s performance of the services described herein resulting from SM’s: (i) material breach of its representations, warranties and covenants hereunder; (ii) material breach of its obligations hereunder; or (iii) gross negligence, willful misconduct or malfeasance in the performance of its duties hereunder, but not further or otherwise; provided, however, that SM will not be liable in any such case if such loss, claim, damage, liability, cost or expense results from such Sponsor Indemnified Person’s material breach of its representations, warranties and covenants hereunder, material breach of its obligations hereunder, gross negligence, willful misconduct or malfeasance in the performance of its obligations hereunder.

(c) Force Majeure. None of SM, the Manager or the Fund is liable for breach of this letter agreement if such breach is as a result of forces of nature (including fire, flood, earthquake, storm, hurricane or other natural disaster), war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, nationalization, government sanction, blockage, embargo, labor dispute, strike, lockout or interruption or failure of electricity or telephone service. If a party asserts this excuse for failure to perform the party’s obligation, then the nonperforming party must prove that it took reasonable steps to minimize delay or damages caused by foreseeable events, that it substantially fulfilled all non-excused obligations, and that the other party was timely notified of the likelihood or actual occurrence of an event described in this subparagraph.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which indemnification provided for in this Section is for any reason held in a final judgment by a court of competent jurisdiction (not subject to further appeal) to be unenforceable, the indemnified party shall retain the right to assert a claim for contribution relating to the aggregate losses, damages and liabilities to which such indemnified party may be subject. Any party entitled to contribution will, after receipt of notice of commencement of any action, claim, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify in writing such party or parties from whom contribution may be sought; provided that the failure to notify such party or parties will not relieve such party or parties from any liability under this section except to the extent that the omission results in a failure of actual notice to such party or parties and such party or parties is or are damaged solely as a result of the failure to give such notice.

(e) Defense. The indemnifying party may assume the defense of any such claim or any litigation resulting from this Section, provided that the indemnified party may participate in such defense at its expense. No indemnifying party, in the defense of any such claim or litigation, shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement; provided, however, that if in any action or claim as to which indemnity is or may be available, an indemnified party shall determine that its interests are or may be adverse, in whole or in part, to the interests of the indemnifying party or that there may be legal defenses available to the indemnified party that are or may be different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action or claim, in which case the indemnifying party shall be responsible for any reasonable legal, accounting, and other fees and expenses reasonably incurred by or on behalf of the indemnified party in connection with investigating or defending such action or claim. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or claim or in connection with separate but similar or related actions or claims in the same jurisdiction arising out of the same general allegations.

7. Covenants and Representations.

(a)	SM hereby covenants, represents and warrants to the Manager as follows:

(i) It has established and shall continue to maintain an anti-money laundering compliance program to comply with, applicable United States laws and regulations relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) and the Bank Secrecy Act, as amended by the PATRIOT Act (the “BSA”) and the British Virgin Islands Anti-Money Laundering and Terrorist Financing Code of Practice, and or other global legislation where applicable (collectively, “AML Laws”).

(ii) It has written anti-money laundering policies, and procedures including procedures to comply with AML Laws and Know Your Customer (“KYC”) requirements including the identification of underlying beneficial owners, suspicious activity monitoring and reporting, and prohibiting dealings with shell banks.

(iii) It provides continuous anti-money laundering training to its employees.

(iv) Its anti-money laundering program is independently audited on an annual basis.

(v) Documentation is held by SM for at least 5 years after termination of the relationship and may be made available upon request where permitted by local legislation.

(vi) SM has established policies and procedures, or shall establish policies and procedures as necessary, reasonably designed to ensure compliance with the requirements and restrictions or applicable securities laws and other applicable legal and regulatory requirements and policy statements of regulatory agencies or self-regulatory agencies, which includes policies and procedures to comply with AML Laws.

(vii) SM and its directors, officers, beneficial owners, parent companies and subsidiaries, if any (collectively, “Affiliates”) are aware of, compliant with and not in violation of any applicable economic, financial and/or trade sanctions laws, executive orders, resolutions or regulations, including, without limitation, sanctions laws of the European Union, United Nations, the United Kingdom, and/or United States and the Office of Foreign Assets Control (“OFAC”) and other applicable jurisdictions in which the Fund conducts business or Target Clients are located (collectively, “Sanctions Laws”).

(viii) SM has implemented and will maintain controls, policies and procedures to ensure its compliance and Target Investors compliance with Sanctions Laws and limit the risk of transactions by itself and Target Investors that could be regarded as circumventing Sanctions Laws.

(ix) Target Investors and their directors, officers, parent companies and beneficial owners are not on any list of prohibited individuals or entities enacted or promulgated under Sanctions Laws (“Sanctions Lists”), or located, conducting business, or organized in a country or territory that is, or whose government is, the target of embargoes or countrywide sanctions by the United States, European Union, the United Kingdom, and/or United Nations and other applicable jurisdictions in which Target Clients are located or Fund does business.

(x) To the best of SM’s knowledge, monies used to fund acquisition of interests in the Fund, directly or indirectly, shall not be derived from, invested for the benefit of, or related in any way to (i) the governments of, or any persons or entity within, any country under an applicable embargo or countrywide sanction, including, without limitation, a United States embargo or countrywide sanction administered and/or enforced by OFAC, or (ii) any persons or entity named on any Sanctions Lists or majority owned by any persons or entity named on any Sanctions Lists.

(xi) SM also agrees to provide Manager with such information as it may reasonably request, including, but not limited to, the filling out of questionnaires, attestations, and other documents, to enable the Fund and the Manager to fulfill their obligations under Sanctions Laws and AML Laws. Without limiting the generality of the foregoing, and subject to legal restrictions, SM will, upon request, promptly provide the Manager evidence of (i) its policies and procedures that are designed to comply with AML Laws and Sanctions Laws and (ii) SM’s compliance therewith.

(xii) SM shall, and shall procure that its employees, Affiliates, agents and sub-contractors comply strictly with applicable anti-corruption laws, including not to offer, give or agree to give any person, or accept or agree to accept from any person, whether for itself or on behalf of another, any gift, payment, consideration, financial or non-financial advantage or benefit of any kind, which constitutes an illegal or corrupt practice under the laws of any country, either directly or indirectly in connection with this letter agreement or otherwise (the “Anti-Corruption Obligation”).

(xiii) SM shall promptly disclose in writing to the Manager details of any breach of the Anti-Corruption Obligation. This is an ongoing obligation. Upon receipt of such notification, or in the event that the Manager determines that a breach of clause (xii) has occurred or is likely to occur, the Manager shall have the right to unilaterally terminate this letter agreement upon written notice without further payment of the Fee under this letter agreement; withhold such payment under this letter agreement until such time as it has received confirmation to its satisfaction that no breach has occurred or is likely to occur; and/or pursue any other remedies available to it.

(xiv) SM shall: (1) monitor its employees, Affiliates, agents and sub-contractors who are acting for or on behalf of the Manager to ensure compliance with the Anti- Corruption Obligation; and maintain proper records in connection with the distribution activities performed under this letter agreement. Upon request, the Manager shall have the right to inspect such records and SM shall fully cooperate with such inspection that may be conducted.

(xv) SM agrees that the Manager may disclose the terms of this letter agreement, including SM’s identity, the distribution activities rendered and the payment of Fees, to any third party who, in the Manager’s judgment, has a legitimate need to know, including government agencies.

(xvi) The Manager shall not be obligated under this letter agreement to take any action or omit to take any action that it believes, in good faith, would cause it to be in violation of the Anti-Corruption Obligation.

(xvii) SM agrees not to recommend the purchase of Interests to any Target Investor unless SM shall have reasonable grounds to believe (i) that the Target Investor meets all eligibility requirements to purchase Interests in the Fund as described in the Memorandum, and (ii) that, based on information obtained from the Target Investor concerning the Target Investor’s investment objectives, risk tolerance, overall portfolio and financial situation, that an investment in the Fund is otherwise suitable for such Target Investor.

(xviii) SM shall conduct the offer and sale of Interests in a manner consistent with Rule 506(c) of Regulation D and the other requirements of the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation D thereunder, including that SM will have taken reasonable steps to verify each Target Investor’s “accredited investor” status in accordance with Rule 506(c)(2)(ii) of Regulation D.

(xix) The Interests sold by SM shall be offered and sold only to Target Investors who it reasonably believes are (a) “accredited investors” as that term is defined in Rule 501 of Regulation D under the Securities Act and (b) either (x) “qualified purchasers” as such term is defined in Section 2(a)(51) of the Company Act or (y) non-U.S. Persons (as such term is defined in Regulation S promulgated under the Securities Act).

(xx) On each date on which any subscription from a Target Investor is intended to be accepted by the Fund, SM shall provide a certificate to the Manager, in a manner similar to that contemplated by Rule 506(c)(2)(ii)(C) of Regulation D, confirming that SM has taken, within the prior three months, reasonable steps to verify that such Target Investor is an “accredited investor” and has determined that such Target Investor is an “accredited investor”, and the Manager shall be entitled to rely on such certificate.

(xxi) SM shall not engage any sub-placement agents or other similar representatives to assist it in the offer or sale of the Interests. SM shall be responsible for the actions or omissions of any Affiliates or employees performing activities under this letter agreement.

(xxii) SM shall only offer or sell Interests in the United States and the jurisdictions set forth on Exhibit B hereto, as may be amended from time to time by the Manager.

(xxiii) SM will comply with all applicable laws in marketing the Interests, and will market the Interests as a private placement under relevant securities and related laws so as not to cause the Fund or the offering of any Interests to be required to be registered with any government body. SM shall not knowingly take any action or suffer any omission that would impair the eligibility of the Fund for any exemptions from registration under the Securities Act or the Company Act.

(xxiv) SM represents, warrants and convents to the Manager as of the date of this letter agreement and on ongoing basis, in connection with this letter agreement and its activities hereunder:

(a)	SM and any of its employees, members, elected managers, partners, officers, directors, representatives or agents have not been subject to any “disqualifying event” or “disqualifying Commission action” (as defined in Rule 206(4)-1 under the Investment Advisers Act of 1940, as amended (the “SEC Marketing Rule”)).

(b)	SM agrees that it will use commercially reasonable efforts to cooperate with the Manager as is reasonably necessary for the Manager to satisfy the Manager’s oversight obligations under the SEC Marketing Rule relating to the marketing activities of SM under this letter agreement.

(c)	Each time SM (or its affiliates) makes an “Endorsement” (as defined in the Marketing Rule) to a Target Investor, SM (or its affiliates) shall provide disclosures that are clear and prominent and substantially in the same form as set forth in Exhibit C hereto (the “Required Disclosures”); provided, however, that this provision shall not apply to the extent that SM and such affiliate is a registered as a broker-dealer under the Exchange Act and the Endorsement is a recommendation under Reg BI under the Exchange Act. For purposes of this clause, disclosure shall be considered “clear and prominent” if the disclosure is at least as prominent as the relevant Endorsement and included within such Endorsement itself or, if the Endorsement is made orally, provided at substantially the same time as the Endorsement. Further, to the extent required by the Marketing Rule, each time SM (or such affiliate) makes an Endorsement to a Target Investor, SM (or such affiliate) shall also disclose: (i) the material terms of its compensation arrangement with the Manager pursuant to this letter agreement; and (ii) a detailed description of any material conflicts of interest on the part of SM resulting from the Manager’s relationship with SM and the compensation to be paid to SM by the Manager.

The foregoing representations, warranties and covenants in this clause (xxiv) shall be true and correct as of the date hereof and for so long as this letter agreement remains in effect or any Target Investor is invested in the Fund, whichever is later. SM shall notify the Manager in writing if, during that time, any of the representations or warranties made by SM in this clause (xxiv) becomes inaccurate or untrue, and of the facts relating thereto (and will also provide such notice upon the occurrence of any threatened or pending action, proceeding or other event that, if adversely determined, would constitute a Bad Act referred to in clause (xxxii)). SM shall provide such information as may be reasonably requested from time to time by the Manager in order to permit the Manager to verify compliance with the foregoing representations and warranties.

(xxv) SM has all Federal, state and non-U.S. governmental, regulatory and exchange approvals and licenses, and has effected or will timely effect all filings and registrations with Federal, state and non-U.S. governmental agencies required to conduct its business and to act as described herein, and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or other organizational document or any agreement, instrument, order, law or regulation binding upon it.

(xxvi) The execution and delivery by SM of this letter agreement, the incurrence by SM of the obligations set forth in this letter agreement and the consummation by SM of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which it is bound or any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it which would have a material adverse effect on its ability to consummate the transactions contemplated by this letter agreement.

(xxvii) SM is duly registered as a broker-dealer under the Exchange Act and is duly registered as a broker-dealer under the laws of each state and, to the extent required, the equivalent thereof in any other jurisdiction, which require such registration in connection with the services to be provided by SM hereunder.

(xxviii) Each individual who will engage in the activities described herein as a director, officer, employee, or agent of SM is, and will continue to be at all times during the term of this letter agreement, (i) registered or licensed as an agent, salesman, salesperson, or sales representative in the jurisdictions from, in, or into which, such individual will be engaging in the activities described herein, and (ii) registered as a registered representative of SM with the Financial Industry Regulatory Authority (“FINRA”) and none of such registrations or licenses has expired or been revoked, suspended, terminated, limited, qualified, or conditioned in any respect; or, alternatively, such individual is not and will not be so required to be registered or licensed.

(xxix) SM hereby represents that: (A) it has established policies and procedures reasonably designed to ensure compliance with the requirements and restrictions of Rule 206(4)-5, including the requirements applicable to “Regulated Persons” as defined under that Rule; and (B) it has in place policies and procedures reasonably designed to ensure compliance with applicable international and domestic anticorruption laws, regulations and conventions including but not limited to the United States Foreign Corrupt Practices Act and the UK Bribery Act of 2010 (“anticorruption laws”), and will abide by the Policies and applicable laws.

(xxx) SM is duly formed and validly existing under the laws of its jurisdiction of organization and has full power and authority to engage in its contemplated activities.

(xxxi) This letter agreement has been duly and validly authorized, executed and delivered by SM, and constitutes the legal, valid and binding obligation of SM.

(xxxii) SM is acting as a solicitor in performing its responsibilities under this letter agreement. None of the “Bad Acts” listed in Rule 506(d)(i) through (viii) under the Securities Act has previously occurred with respect to SM or any Covered Persons. In connection with the foregoing, SM hereby represents and warrants that it has exercised reasonable care, in accordance with section (d)(2)(iv) and section (e) of Rule 506, in making a factual inquiry into whether any Bad Act exists with respect to SM or any of its Covered Persons. As used herein, a “Covered Person” is (i) any general partner or managing member of SM, (ii) any director, executive officer or other officer participating in the offering of Interests and (iii) any employee of SM who receives compensation with respect to the offering of Interests.

(xxxiii) From and after the date hereof for so long as SM shall be engaged by the Fund it shall exercise reasonable care and shall make periodic factual inquiry as to the occurrence or existence of any Bad Acts with respect to SM and its Covered Persons, in accordance with subsection (d)(2)(iv) and subsection (e) of Rule 506 and shall promptly notify the Fund of the occurrence of any Bad Acts of SM or any Covered Person.

(xxxiv) If a Bad Act occurs with respect to SM, SM shall promptly notify the Fund of such Bad Act and act in good faith to mitigate the regulatory matter in seeking a waiver and/or removing SM from the offering of Interests. If a Bad Act occurs with respect to any of SM’s Covered Persons, SM shall take reasonable action in its capacity as a solicitor to mitigate the Bad Act in order to continue its participation in the offering of Interests in compliance with Rule 506(d).

(xxxv) SM shall advise the Manager promptly of the commencement of any lawsuit or proceeding to which SM or any of its affiliates is a party relating to the offering of the Interests hereunder and of the receipt by SM or any of its affiliates of any non-confidential communication from the SEC or any state securities commissioner or regulatory authority in any other jurisdiction concerning the offering of the Interest hereunder, in each case to the extent SM is or becomes aware of such lawsuit, proceeding or communication. For the avoidance of doubt, SM will not be required to provide notice of any routine inspections or examinations of its regulated businesses by relevant regulatory and self-regulatory organizations.

(xxxvi) SM shall notify the Manager immediately, and in writing, pursuant to the notice requirements herein, if any of the foregoing statements/representations become inaccurate, or cease to be true and correct in any material respect.

(b) The Manager hereby covenants, represents and warrants to SM as follows:

(i) The Offering Material when taken as a whole will not, as of the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) In the conduct of the offering of Interests pursuant hereto, the Manager will comply, and will cause the Fund to comply, with all applicable securities laws, other applicable legal and regulatory requirements, applicable industry standards and policy statements of regulatory agencies or self-regulatory agencies, including, without limitation, any applicable anti-money laundering laws and regulations in any jurisdiction in which the Fund conducts business.

(iii) Each of the Manager and the Fund has all Federal and state governmental, regulatory and exchange approvals and licenses, and has effected or will timely effect all filings and registrations with Federal and state governmental agencies required to conduct its business and to act as described herein, and the performance of such obligations will not contravene or result in a breach of any provision of its organizational document or any agreement, instrument, order, law or regulation binding upon it.

(iv) Neither the Fund nor any of its affiliates has taken, and shall not take, any action, directly or indirectly, so as to cause the offering of Interests to fail to qualify for an exemption from registration under Section 4(a)(2) of the Securities Act.

(v) There has occurred no event with respect to the Fund (a) that would make the offering of Interests ineligible for reliance on Rule 506 under the Securities Act as a result of the application of Rule 506(d) under the Securities Act, or (b) that is required to be disclosed in the Memorandum as a result of the application of Rule 506(e) under the Securities Act.

(vi) The Fund will conduct all activity related to the offering of Interests and the Interests in compliance with applicable law.

(vii) The Fund or the Manager shall notify SM immediately, and in writing, pursuant to the notice requirements herein, if any of the foregoing statements/representations become inaccurate, or cease to be true and correct in any material respect.

(viii) The Manager and the Fund are duly formed and validly existing under the laws of their jurisdiction of organization and have full power and authority to engage in the contemplated activities.

(ix) This letter agreement has been duly and validly authorized, executed and delivered by the Manager, and constitutes the legal, valid and binding obligation of the Manager.

(x) SM shall not be obligated under this letter agreement to take any action or omit to take any action that it reasonably believes, in good faith, would cause it to be in violation of the Anti-Corruption Obligation.

(xi) To the best of Manager’s knowledge, the execution and delivery by the Manager of this letter agreement, the incurrence by the Manager of the obligations set forth in this letter agreement, and the consummation by the Manager of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which it is bound or any order, rule or regulation applicable to them of any court or any governmental body or administrative agency having jurisdiction over it which would have a material adverse effect on its ability to consummate the transactions contemplated by this letter agreement.

8. Notices. Notices required or permitted to be given under this letter agreement shall be in writing and shall be deemed given (i) when personally delivered or emailed; or (ii) one business day after being sent by FedEx or other internationally recognized overnight delivery service. All notices shall be addressed as follows:

To SM:

Securitize Markets, LLC

701 Miami Avenue

Brickell City Center c/o WeWork

Miami, FLA 33131

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To the Manager:

BlackRock Financial Management, Inc.

50 Hudson Yards

New York, New York 10001

[***]

[***]

[***]

9. Miscellaneous.

(a) This letter agreement represents the entire understanding and agreement between and among the Manager, the Fund and SM with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements, whether written or oral. This letter agreement may be amended only by a written instrument signed by the Manager and SM.

(b) No waiver, modification or amendment of any provision of this letter agreement shall be effective, binding or enforceable unless in writing and signed by the party against which it is sought to be enforced.

(c) This letter agreement shall be binding upon and inure to the benefit of the Manager, the Fund and SM and their respective successors and assigns. None of the Manager or SM may assign or otherwise transfer any of its rights and obligations under this letter agreement without the prior written consent of the other party, and any purported assignment or other transfer of any such rights and obligations without such consent shall be null and void, except that either party may, upon written notice to the other party, assign this letter agreement to the extent that such assignment does not result in a change of “control”, as that term is defined under the Investment Advisers Act of 1940, as amended. Notwithstanding anything to the contrary herein, the Manager understands and agrees to allow SM to engage its affiliates to provide services contemplated by this letter agreement, provided that SM shall at all times be responsible for the actions of such affiliates.

(d) This letter agreement may be executed in multiple original counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same document.

(e) Headings or captions of this letter agreement are for reference only and are not to be construed in any way as part of this letter agreement, nor in the interpretation of this letter agreement.

10. Confidentiality. Except as provided by law, regulation or legal process, each of the Manager and SM covenants that it and its affiliates will keep confidential and not disclose to any third party (other than to its employees, accountants, advisers or affiliates on a need-to-know and confidential basis) the contents of this letter agreement (including any amendments or modifications thereof). SM will not disclose or otherwise use confidential or proprietary information regarding Manager, its affiliates, the Fund or any of their owners, officers, directors, employees or investors, Manager’s trading methods or strategies or the Fund’s investments without Manager’s prior written consent in each instance. SM shall, and shall cause its officers, directors, employees, subsidiaries, successors, affiliates and assigns, to keep confidential and retain in strictest confidence, and not use for the benefit of itself or others, information described in the previous sentence, except as may be required by law and if so required to disclose SM shall promptly notify Manager and the Fund. The Manager agrees that, notwithstanding any provision to the contrary in any of the Offering Material, SM may provide the Offering Material to the Target Investors. In addition, notwithstanding anything expressed or implied to the contrary in this letter agreement, each party, and each of their respective employees, representatives and agents, are hereby expressly authorized to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to any such persons relating to such tax treatment and tax structure.

11. Privacy. Each party agrees that any “Non-public Personal Information,” as the term is defined in Regulation S-P (“Reg S-P”) of the SEC, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other parties to perform the services set forth in this letter agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and that it will not disclose any Non-Public Personal Information received in connection with this letter agreement to any other person, except to the extent required to carry out the services set forth in this letter agreement or as otherwise required by law.

12. Authority and Enforceability. Each party hereto represents and warrants to each other party that it has full power and authority to execute and deliver this letter agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this letter agreement constitutes a valid and binding obligation, enforceable against it in accordance with its terms.

13. Severability. If any provision of this letter agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such provision shall be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this letter agreement shall be construed as if not containing such provision, and the rights and obligations of the parties shall be construed and enforced accordingly.

14. Governing Law; Arbitration. This letter agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to the choice of law principles thereof that would result in the application of the laws of another jurisdiction. Any dispute or controversy arising hereunder between or among the parties hereto, or in respect of any other matter, cause or thing whatsoever not herein otherwise provided for, shall be submitted to arbitration in New York, New York, before a single arbitrator, which is agreed to by all parties, in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered by one party in any court having jurisdiction hereof without prior notice to the other party. The cost of such arbitration shall be borne by each of the parties to such dispute, and in such proportion as the arbitrators shall determine to be equitable, or in the event of their failure to so determine, the said cost shall be borne equally.

15. Jointly Drafted. This letter agreement has been jointly drafted by the parties hereto, after negotiations and consultations with their respective counsel. This letter agreement shall not be construed more strictly against one or more parties than against any other party.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below, whereupon this letter agreement shall constitute a binding agreement between the parties hereto.

Very truly yours,

SECURITIZE MARKETS, LLC

By:	/s/ David Hunt
	Name:	David Hunt
	Title:	CEO

Agreed to and accepted as of this

Jan 26, 2024

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:	/s/ Noelle L’Heureux
	Name:	Noelle L’Heureux
	Title:	Managing Director

EXHIBIT A

Wire Instructions

EXHIBIT B

Approved Non-U.S. Jurisdictions

EXHIBIT C

Written disclosures to be delivered to prospective investors

Securitize Markets, LLC (“Securitize”) is acting as placement agent for BlackRock USD Institutional Digital Liquidity Fund, Ltd. (the “Fund”) that is managed by BlackRock Financial Management, Inc. (the “Investment Manager”). Securitize is not currently an advisory client of the Investment Manager or an investor in the Fund. Securitize will receive cash compensation from the Investment Manager for its role as placement agent. The payment of compensation to Securitize creates a conflict of interest for Securitize, including the fact that Securitize has an economic incentive to recommend and offer interests in the Fund because the amount of compensation received by Securitize is dependent on the amount of interests it sells in the Fund. Further, it is likely that, as part of their regular business activities, Securitize or its affiliates have had, and may in the future have, a variety of business relationships (e.g., broker-dealer, investment adviser, investment manager, transfer agent or in other commercial capacities for accounts or companies or affiliated or unaffiliated investment funds (including and private funds)) with the Fund, the Investment Manager or its affiliates, or other pooled investment vehicles sponsored or managed by the Investment Manager or its affiliates. Finally, an affiliate of the Fund’s Investment Manager has made an investment in Securitize. As a result, Securitize and its affiliates may have conflicting interests with the Fund and investors therein. For further information regarding conflicts, please refer to the Confidential Private Offering Memorandum of the Fund.

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